March 29 2011

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control

 American Depositary Shares
evidenced by the American
Depositary Receipts of Chemring
Group PLC

F6 file number
333169829




Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as
amended on behalf of The Bank
of New York Mellon as
Depositary for securities against
which American Depositary
Receipts are to be issued we
attach a copy of the new
prospectus Prospectus reflecting
the change in ratio from 4 ADSs
1 Ordinary Share to 1 ADS  1
Ordinary Share

As required by Rule 424e the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement the
Prospectus consists of the ADR
certificate for Chemring Group
PLC.

The Prospectus has been
revised to reflect the new ratio
One 1 American Depositary
Share represents One 1 Share

Please contact me with any
questions or comments at 212
8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek Esq. Office of
International Corporate Finance





Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286